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                                  Exhibit 11.1

                     RUSH ENTERPRISES, INC. AND SUBSIDIARIES
                COMPUTATION OF NET INCOME AND EARNINGS PER SHARE
                    (in thousands, except per share amounts)

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
                                                                                     Three months ended             Year ended
                                                                                        December 31,               December 31,
                                                                                  ----------------------       ---------------------
                                                                                   2000           1999          2000          1999
                                                                                  -------        -------       -------       -------
BASIC EARNINGS PER SHARE CALCULATION                                                    (Unaudited)
     Net Income                                                                   $(1,582)       $ 4,775       $ 3,325       $16,166
                                                                                  =======        =======       =======       =======

     Weighted average number of common shares outstanding                           7,002          7,002         7,002         6,735

     Earnings per share - Basic                                                   $ (0.23)       $  0.68       $  0.47       $  2.40
                                                                                  =======        =======       =======       =======
DILUTED EARNINGS PER SHARE CALCULATION

     Net Income                                                                   $(1,582)       $ 3,862       $ 3,325       $16,166
                                                                                  =======        =======       =======       =======

     Weighted average number of common shares outstanding                           7,002          7,002         7,002         6,735
     Weighted average number of common share equivalents applicable
     to stock options                                                                  --            178            --           152
                                                                                  -------        -------       -------       -------

     Common shares and common share equivalents                                     7,002          7,180         7,002         6,887
                                                                                  =======        =======       =======       =======

     Earnings per share - Diluted                                                 $ (0.23)       $  0.66       $  0.47       $  2.34
                                                                                  =======        =======       =======       =======
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